UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - March 16, 2016

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-6508	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zipcode)

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective March 16, 2016, IEC Electronics Corp. (the “Company”) entered into a separation agreement with W. Barry Gilbert, the Company’s former chief executive officer (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, Mr. Gilbert will receive a separation benefit of $500,000 paid upon the effective date of the Separation Agreement (the “Effective Date”), $200,000 payable within sixty days of the Effective Date, $100,000 due on both the first and second anniversary of the Effective Date, and $75,000 due on each of the third and fourth anniversary of the Effective Date. The separation benefit is subject to acceleration in the event of certain changes in control of the Company. The Company also released Mr. Gilbert from any and all claims and causes of action directly or indirectly related to Mr. Gilbert’s employment relationship with the Company. In consideration of the foregoing, Mr. Gilbert agreed to release the Company from any and all claims and causes of action arising out of or relating to his previous employment with the Company, as well as certain other covenants set forth in the Separation Agreement.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.            Description

10.1	Separation Agreement effective March 16, 2016 by and between the Company and W. Barry Gilbert

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	March 18, 2016	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer